ARTICLES OF MERGER
                                   OF
                        HOLOGRAPHIC SYSTEMS, INC.
                        (A Colorado Corporation)
                                  INTO
                        HOLOGRAPHIC SYSTEMS, INC.
                         (A Nevada Corporation)

     The Undersigned, being sole Director of Holographic Systems, Inc., a Colorado Corporation, and the sole officer and director of Holographic Systems, Inc., a Nevada Corporation, hereby certify as follows:

     1. A merger for the purpose of changing domicile has been approved by the Board of Directors of Holographic Systems, Inc., a Colorado corporation, and Holographic Systems, Inc., a Nevada corporation. The Plan of Merger is located at the registered office of the surviving corporation.

     2. Shareholders owning 2,653,025 of the shares of common stock of Holographic Systems, Inc., a Colorado corporation, voted in favor of such merger on February 7, 2000, which number of shares is a majority of the 3,652,979 shares outstanding and are sufficient in number for approval. The sole shareholder of Holographic Systems, Inc., a Nevada corporation, voted for such a plan of merger on February 7, 2000.

     3. A Notice, including a summary of the merger, was mailed to all shareholders of the Colorado corporation on or about January 25, 2000.

     4. Holographic Systems, Inc., a Nevada corporation, hereby agrees that it will promptly pay to the dissenting shareholders, if any, of Holographic Systems, Inc., a Colorado corporation, the amount, if any, to which they shall be entitled under the provisions of the Colorado Corporation Statutes with respect to the rights of dissenting shareholders.

     Effective the 7th  day of February, 2000.

HOLOGRAPHIC SYSTEMS, INC.        HOLOGRAPHIC SYSTEMS, INC.
A  Colorado Corporation          A Nevada Corporation

By: /s/ Justeene Blankenship     By: /s/ Justeene Blankenship
    ------------------------         ------------------------
Justeene Blankenship,            Justeene Blankenship,
President/Secretary              President/Secretary